UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 4, 2005

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
575 Market Street, Eighth Floor
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(415) 538-9068
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-reliance on previously issued financial statements or a related audit report or completed interim review.
     On December 6, 2005, Taleo Corporation (the “Company”) issued a press release announcing that the Company’s previously issued financial statements for the years ended December 31, 2002, 2003 and 2004, and the interim financial statements for the quarters ended June 30, 2005 and September 30, 2005 will be restated to correct an error relating to the calculation of the dividends on the Company’s preferred stock prior to its conversion on October 4, 2005. In light of the restatement, the Company’s prior financial statements and any report of independent registered public accountants for those periods should no longer be relied upon.
     The decision was made by the Audit Committee of the Board of Directors, following consultation with and upon the recommendation of management, on December 4, 2005, after discovery and analysis of the error relating to the calculation of dividends on the Company’s preferred stock as part of the Company’s review of its reporting processes. Accreted dividends for the holders of Series C and Series D preferred stock were calculated on a simple interest basis instead of on a compound interest basis. As a result of the error, a total non-cash adjustment of approximately $1.6 million, covering the fiscal years 2001 to 2005, and the nine-month period ended September 30, 2005, will be reflected in the Company’s financial statements.
     The error will result in an increase in the net loss attributable to Class A common stockholders and net loss per share attributable to Class A common stockholders for the respective periods. However, the error does not change the Company’s previously reported revenue, operating income (loss), net loss, pro forma earnings per share on an as-converted basis, cash or assets for any of the periods in question. The correction will not impact the Company’s results for the fourth fiscal quarter ending December 31, 2005 or any future period.
     The effect of the error in each reporting period is shown in the financial statements attached to the press release which is Exhibit 99.1 hereto.
     The Company will amend its Registration Statement on Form 10 and its Quarterly Reports on Form 10-Q for the quarters ended June 20, 2005 and September 30, 2005 to include the corrected financial statements from this restatement.
     The decision to restate the previously issued financial statements and the matters disclosed in this filing have been discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 6, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION
By:	/s/ Divesh Sisodraker
Divesh Sisodraker
Chief Financial Officer

Date: December 6, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 6, 2005